Exhibit 10.5

DEED OF INDEMNITY

This deed (“Deed”) is made as of           , 2016 by and between Adient plc, a public limited company organized under the laws of Ireland (“Adient”), and                (“Indemnitee”).  Except as provided herein, this Deed supersedes and replaces any and all previous agreements between Adient and Indemnitee covering the subject matter of this Deed.

RECITALS

WHEREAS, it is essential to Adient that Adient retain and attract as directors and secretary the most capable persons available;

WHEREAS, due to restrictions imposed by the laws of Ireland, the Articles of Association of Adient (the “Adient Articles”) do not confer indemnification and advance rights on its directors and secretary as broad as the indemnification and advance rights that are customarily provided to the directors and secretary of a company organized under the laws of the State of Delaware;

WHEREAS, the Board of Directors of Adient believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, Adient has requested that the Indemnitee serve as an Official of Adient, and, if requested to do so by Adient, as an Official of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise;

WHEREAS, it is reasonable, prudent and necessary for Adient contractually to obligate itself to indemnify, and to advance expenses to, the Indemnitee to the fullest extent permitted by applicable law, including the Act, so that he or she will serve or continue to serve Adient free from undue concern that he or she will not be so indemnified;

WHEREAS, in recognition of Indemnitee’s need for (a) substantial protection against personal liability, (b) specific contractual assurance that such protection will be available to Indemnitee, Adient wishes to provide in this Deed for the indemnification by Adient of and the advancing by Adient of expenses to Indemnitee as set forth in this Deed; and

WHEREAS, this Deed is a supplement to and in furtherance of any insurance maintained by Adient and the Adient Articles, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Adient and Indemnitee do hereby covenant and agree as follows:

Section 1.                                 Definitions.  As used in this Deed:

(a)                                 The “Act” shall mean the Irish Companies Act 2014 as amended from time to time.

(b)                                 References to “agent” shall mean, with respect to any Enterprise, any person who is or was a director, officer, or employee of such Enterprise or a subsidiary of the Enterprise or other person authorized by the Enterprise to act for the Enterprise, to include such person serving in such capacity as an Official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Enterprise or a subsidiary of the Enterprise.

(c)                                  “Associated Company” shall mean a company formed under the Act, or any predecessor to the Act, that is a subsidiary, under the Act, of Adient.

(d)                                 “Beneficially Own” and “Beneficial Ownership” shall have the meanings given to such terms in Rule 13d-3 under the Exchange Act.

(e)                                  “Board” shall mean the board of directors of Adient.

(f)                                   A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Deed of any of the following events:

i.                                          the acquisition by any Person (as defined below) of Beneficial Ownership, directly or indirectly, of securities of Adient representing twenty percent (20%) or more of either (1) the then outstanding ordinary shares of Adient (the “Outstanding Adient Shares”) or (2) the combined voting power of the then outstanding voting securities of Adient entitled to vote generally in the election of directors (the “Outstanding Adient Voting Securities”); provided, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from Adient, (2) any acquisition by Adient or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Adient or any of its subsidiaries or (4) an acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(f);

ii.                                       individuals who, as of the date of this Deed, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director of the Board after the date of this Deed whose election, or nomination for election by Adient’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, a resolution proposed under Section 338 of the Act, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

iii.                                    consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving Adient or any of its subsidiaries with any Person other than its subsidiaries or other disposition of all or substantially all of the assets of Adient to a Person other than a subsidiary of Adient (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals, and entities who were the beneficial owners, respectively, of the Outstanding Adient Shares and Outstanding Adient Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of voting securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Adient Shares and Outstanding Adient Voting Securities, as the case may be; (B) no Person (excluding any entity resulting from such Business Combination or any parent of such entity, and excluding any employee benefit plan (or related trust) of Adient, such entity resulting from such Business Combination or such parent) Beneficially Owns, directly or indirectly, more than 50%, respectively, of the then outstanding voting securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or equivalent governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.                                   the approval by the shareholders of Adient of a complete liquidation or dissolution of Adient.

For purposes of this Section 1(f), the term “Person” shall have the meaning as set forth in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; provided, that Person shall exclude (i) Adient, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of Adient, and (iii) any corporation owned, directly or indirectly, by the shareholders of Adient in substantially the same proportions as their ownership of ordinary shares of Adient.

(g)                                  “Corporate Status” describes the status of a person who is or was an Official of an Enterprise.

(h)                                 The term “Criminal Proceeding” shall mean any threatened, actual or completed proceedings brought in any jurisdiction concerning a criminal offence, whether committed by way of act or omission, in which Indemnitee was, is or will be involved as a party, or potential party to such proceedings, by reason of any act or omission taken by Indemnitee or of any action or omission on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status.

(i)                                     “Disinterested Director” shall mean a director of the Board who is not and was not a party to the Proceeding or Criminal Proceeding in respect of which indemnification is sought by Indemnitee, and who has no conflict of interest under the duties laid down in the Act, in relation to such Proceeding or Criminal Proceeding.

(j)                                    “Enterprise” shall mean Adient and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of Adient as an Official.

(k)                                 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(l)                                     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)                             “Expenses” shall include all reasonable fees of attorneys, solicitors, barristers and other counsel, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Deed, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, claiming, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of Judgments.

(n)                                 “Fines” shall mean any fine imposed in Criminal Proceedings, or any sum or fine payable to any regulatory authority regardless of whether such authority has a statutory footing or not, by way of a penalty in respect of non-compliance with any requirement of a regulatory nature however so arising.

(o)                                 “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of Irish company law and US corporation law and neither presently is, nor in the past three (3) years has been, retained to represent:  (i) Adient or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Deed, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing Adient or Indemnitee in an action to determine Indemnitee’s rights under this Deed.

(p)                                 “Judgment” shall mean any ruling of any civil or administrative court in any jurisdiction that directs the Indemnitee to pay a fixed sum to the other party whether for costs, damages or other monies.

(q)                                 “Official” shall mean a director, officer, secretary, employee, trustee, agent, partner, managing member, fiduciary or other official of Adient or another Enterprise.

(r)                                    The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of Adient or otherwise and whether of a civil, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advance of Expenses can be provided under this Deed. For the avoidance of doubt, Proceedings shall not include Criminal Proceedings.

(s)                                   “Prohibited Expense Payment” shall mean any direct or indirect payment by way of indemnification by Adient or an Associated Company to Indemnitee of Expenses or any arrangement by which Adient or Associated Company enables Indemnitee to avoid incurring Expenses, where Indemnitee is defending any Criminal Proceedings or any Proceedings or other claims in connection with any alleged negligence, default, breach of duty, or breach of trust by Indemnitee in relation to Adient or Associated Company, or applying for relief under either section 233 or 234 of the Act (until such time as such relief is granted, subject to the provisions of this Deed).

(t)                                    References to “serving at the request of Adient” shall include any service as a director, officer, employee or agent of Adient that imposes duties on, or involves services by, such director, officer, secretary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of Adient” as referred to in this Deed.

Section 2.                                 Indemnity in Third-Party Proceedings.  Adient shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of Adient or an Associated Company, to procure a judgment in its favor, by reason of Indemnitee’s Corporate Status (“Third Party Proceedings”).  Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law, including the Act, against all Expenses, Judgments and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, Judgments, and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Third Party Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Adient.  The parties hereto intend that this Deed (a) shall provide to the fullest extent permitted by law, including the Act, for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Adient Articles, a vote of Adient’s shareholders, disinterested directors or applicable law, including the Act and (b) shall not be deemed a substitute for, nor to diminish or abrogate any rights of Indemnitee under any insurance maintained by Adient. Nothing in this Section 2 or this Deed shall indemnify an Indemnitee in respect of any liability incurred by the Indemnitee prohibited in the Act, including the payment of Fines, Judgments against Indemnitee or Prohibited Expense Payments.

Section 3.                                 Advancement of Expenses to directors in Proceedings and Criminal Proceedings. Adient may, to the fullest extent permitted by applicable law, advance such funds to Indemnitee as Adient, in its reasonable discretion, considers appropriate for Indemnitee to cover Expenses incurred or to be incurred by Indemnitee, (a) in defending any Criminal Proceedings, (b) in defending any Proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by the Indemnitee in relation to Adient or Associated Company, (c) in connection with any application for relief under either section 233 or 234 of the Act or (d) any other Proceedings. If Adient considers it appropriate to make any advance pursuant to this Section 3, such advance is to be repaid or any liability of Adient incurred in any transaction connected with the thing done is to be discharged in the event of (i) the Indemnitee being convicted in Criminal Proceedings, (ii) judgment being given against the Indemnitee in Proceedings or (iii) the court refusing to grant relief in the circumstances set out in either section 233 or 234 of the Act.

Section 4.                                 Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Deed, to the fullest extent permitted by applicable law, including the Act, and to the extent that Indemnitee is defending any Proceedings  or Criminal Proceedings or making any application for relief under either section 233 or 234 of the Act and is wholly successful, on the merits or otherwise, in any Proceedings, Criminal Proceedings or in defense of any claim, issue or matter therein, Adient shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in Proceedings but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, but not Criminal Proceedings, Adient shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law, including the Act.  For the purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in Proceedings or Criminal Proceedings by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Nothing in this Section 4 or this Deed shall indemnify an Indemnitee in respect of any liability incurred by the Indemnitee prohibited in the Act.

Section 5.                                 Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Deed, to the fullest extent permitted by applicable law, including the Act, and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise asked to participate in any Proceeding or Criminal Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6.                                 Partial Indemnification.  If Indemnitee is entitled under any provision of this Deed to indemnification by Adient for some or a portion of Expenses, but not, however, for the total amount thereof, Adient shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 7.                                 Exclusions.  Notwithstanding any provision in this Deed, Adient shall not be obligated under this Deed to make any indemnification payment in connection with any Proceedings or Criminal Proceedings involving Indemnitee:

(a)                                 for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)                                 for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of Adient within the meaning of Section 14(b) of the Exchange Act or similar provisions of state statutory law or common law, (ii) any reimbursement of Adient by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of Adient, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of Adient pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or Section 904 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to Adient of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of Adient by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)                                  in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against Adient and its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) Adient provides the indemnification, in its sole discretion, pursuant to the powers vested in Adient, as applicable, under applicable law, including the Act;

(d)                                 in respect of any Fines; or

(e)                                  in respect of any Prohibited Expense Payment.

Notwithstanding any other provision of this Deed, Adient shall not indemnify and does not intend to indemnify Indemnitee in respect of Proceedings, Criminal Proceedings or any other action, except as to the fullest extent permitted by the Act.

Section 8.                                 Procedure for Notification and Defense of Claim; Exhaustion of Remedies.

(a)                                 Indemnitee shall notify Adient in writing of any matter with respect to which Indemnitee intends to seek indemnification or an advance under this Deed, of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof.  The written notification to Adient shall include a description of the nature of the Proceeding or Criminal Proceeding and the facts underlying the Proceeding or Criminal Proceeding.  To obtain indemnification under this Deed, Indemnitee shall submit to Adient a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The omission by Indemnitee to notify Adient hereunder will not relieve Adient from any liability which it may have to Indemnitee hereunder or otherwise than under this Deed except to the extent that such delay materially and adversely affects Adient’s ability to participate in the defense of such Proceeding or Criminal Proceeding, and any delay in so notifying Adient shall not constitute a waiver by Indemnitee of any rights under this Deed.  The Secretary of Adient shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)                                 Adient will be entitled to participate in the Proceeding or Criminal Proceeding at its own expense and, except as otherwise provided below, to the extent Adient so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee.  After notice from Adient to Indemnitee of its election to assume the defense of any such claim, Adient shall not be liable to Indemnitee under this Deed or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such claim except as otherwise provided below and allowed under applicable law, including the Act. Indemnitee shall have the right to employ its own legal counsel in such claim, but all Expenses related to such counsel incurred after notice from Adient of its assumption of the defense shall be at Indemnitee’s own expense; provided, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by Adient, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and Adient in the defense of such claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) Adient shall not in fact have employed counsel to assume the defense of such claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such claim) and all Expenses related to such separate counsel shall be borne by Adient provided such payment does not amount to a Prohibited Expense Payment.

(c)                                  Prior to making a written request for indemnification or an advance pursuant to Section 8(a), Indemnitee shall (i) seek such indemnification or advance of Expenses, as applicable, under any applicable insurance policy and (ii) request that Adient consider in its discretion, and as permitted by this Deed and applicable law, including the Act, whether to make such indemnification or advance of Expenses, as applicable.  Upon any such request by Indemnitee of Adient, Adient shall consider whether to make such indemnification or advance of Expenses, as applicable, based on the facts and circumstances related to the request. Adient may require, as a condition to making any indemnification or advance of Expenses, as applicable, that Indemnitee enter into an agreement providing for such indemnification or advance of Expenses, as applicable, to be made subject to substantially the same terms and conditions applicable to an indemnification or advance of Expenses, as applicable, by Adient under this Deed.  If indemnification or advance of Expenses, as applicable, is not received pursuant to an insurance policy, or from Adient, within five (5) business days of the later of Indemnitee’s request of the insurer and Indemnitee’s request of Adient pursuant to the first sentence of this Section 8(c), Indemnitee may make written demand on Adient for indemnification pursuant to Section 8(a) or make a request for an advance of Expenses pursuant to Section 3, as applicable.

Section 9.                                 Procedure Upon Application for Indemnification.

(a)                                 Upon written request by Indemnitee for indemnification or an advance pursuant to Section 8(a), a determination, if required by applicable law, including the Act, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:  (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (collectively, the “Reviewing Party”); and, if it is so determined that Indemnitee is entitled to indemnification or an advance, payment by way of indemnification or an advance, as applicable, to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall cooperate with the Reviewing Party with respect to Indemnitee’s entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination.

(b)                                 If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(a), the Independent Counsel shall be selected as provided in this Section 9(b).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and Adient shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to Adient advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or Adient, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to Adient or to Indemnitee, as the case may be, a written objection to such selection; provided, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Irish Court has determined that such objection is without merit.  If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either Adient or Indemnitee may petition the Irish Court for resolution of any objection which shall have been made by Adient or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(a).  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10.                          Presumptions and Effect of Certain Proceedings.

(a)                                 In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall, to the fullest extent not prohibited by law, including the Act, presume that Indemnitee is entitled to indemnification under this Deed if Indemnitee has submitted a request for indemnification in accordance with Section 8(a), and the Reviewing Party shall, to the fullest extent not prohibited by law, including the Act, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Reviewing Party to have made a determination prior to the commencement of any action pursuant to this Deed that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Reviewing Party that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)                                 The termination of any Proceeding or Criminal Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or its equivalent, shall not (except as otherwise expressly provided in this Deed) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of Adient or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(c)                                  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, officers or other Officials of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of such Enterprise as to matters Indemnitee reasonably believes are within such Person’s professional or expert competence.  The provisions of this Section 10(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Deed.

(d)                                 The knowledge and/or actions, or failure to act, of any Official of any Enterprise or any other person shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Deed.

Section 11.                          Remedies of Indemnitee.

(a)                                 Subject to Section 11(e), if (i) a determination is made pursuant to Section 9 of this Deed that Indemnitee is not entitled to indemnification under this Deed, (ii) an advance of Expenses is not timely made pursuant to Section 3 of this Deed, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) of this Deed within ninety (90) days after receipt by Adient of a request for indemnification (after Indemnitee has exhausted the procedures set forth in Section 8(c)), (iv) payment of indemnification is not made pursuant to Section 4, 5 or 6 within ten (10) days after receipt by Adient of a written request therefor (after Indemnitee has exhausted the procedures set forth in Section 8(c)), or (v) payment of indemnification pursuant to Section 2 is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) if Adient or any other person takes or threatens to take any action to declare this Deed void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Irish Court of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a). Adient shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)                                 If a determination shall have been made pursuant to Section 9(a) of this Deed that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 11, Adient shall have the burden of proving Indemnitee is not entitled to indemnification or an advance of Expenses, as the case may be.

(c)                                  If a determination shall have been made pursuant to Section 9(a) that Indemnitee is entitled to indemnification, Adient shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, but only to the extent that the misstatement or omission affected such determination, or (ii) a prohibition of such indemnification under applicable law, including the Act.

(d)                                 Adient shall, to the fullest extent not prohibited by law, including the Act, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Deed are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that Adient is bound by all the provisions of this Deed.

(e)                                  Notwithstanding anything in this Deed to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Deed shall be required to be made prior to the final disposition of the Proceeding or Criminal Proceeding.

Section 12.                          Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)                                 The rights of  Indemnitee under this Deed shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law,

including the Act, the Adient Articles, any agreement, a vote of Adient’s shareholders, a resolution of directors, any insurance maintained by Adient or otherwise.  No amendment, alteration or repeal of this Deed or of any provision hereof shall limit or restrict any right of Indemnitee under this Deed in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Irish Law, including the Act, or any other applicable laws, whether by statute or judicial decision, permits greater indemnification or advance of Expenses than would be afforded currently under the Adient Articles, and this Deed, it is the intent of the parties hereto that Indemnitee shall enjoy by this Deed the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)                                 To the extent that Adient maintains an insurance policy or policies providing liability insurance for directors, officers, secretaries, employees, or agents of any Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, secretary, employee or agent under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, Adient has director and officer liability insurance in effect, Adient shall give prompt notice of such claim or of the commencement of a Proceeding or Criminal Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  Adient shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)                                  In the event of any payment made by Adient under this Deed, Adient shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable Adient to bring suit to enforce such rights.

(d)                                 Adient shall not be liable under this Deed to make any payment of amounts otherwise indemnifiable (or provide an advance pursuant to Section 3 of this Deed) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.  Notwithstanding the foregoing, Adient shall be required to make payments under this Deed within the time periods set forth in this Deed regardless of whether, at the time such payments are due, the Indemnitee is pursuing recovery under any such policy, contract, agreement or other means.

(e)                                  Adient’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of Adient as an Official of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advance of Expenses from such Enterprise.  Notwithstanding the foregoing, Adient shall be required to make payments under this Deed within the time periods set forth in this Deed regardless of whether, at the time such payments are due, the Indemnitee is pursuing recovery from such other Enterprise.

Section 13.                          Duration of this Deed; Successors and Assigns.  All agreements and obligations of Adient contained in this Deed shall continue for so long as Indemnitee shall be subject to, or involved in, any Proceeding for which indemnification is provided pursuant to this Deed.  Notwithstanding the foregoing, no legal action shall be brought and no cause of action shall be asserted by or on behalf of Adient or any of its subsidiaries against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, or such longer period as may be required by the laws of Ireland under the circumstances.  Any claim or cause of action of Adient or any of its subsidiaries shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.  The indemnification and advance of expenses rights provided by or granted pursuant to this Deed shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Adient), shall continue as to an Indemnitee who has ceased to be an Official of Adient or of any other Enterprise, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 14.                          Severability.  If any provision or provisions of this Deed shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Deed (including each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, including the Act; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law, including the Act and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Deed (including each portion of any section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 15.                          Enforcement.

(a)                                 Adient expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director or officer of Adient, and Adient acknowledges that Indemnitee is relying upon this Deed in serving or continuing to serve as a director or officer of Adient.  Accordingly, the parties hereto agree that in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Deed, Indemnitee shall have the right to specific performance and injunctive or other equitable relief in respect of his or her rights under this Deed, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties hereto also agree that the remedies at law for any breach or threatened breach of this Deed, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties hereto.

(b)                                 This Deed constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, that this Deed is a supplement to and in furtherance of the Adient Articles, any insurance maintained by Adient and applicable law, including the Act, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 16.                          Modification and Waiver.  No supplement, modification or amendment of this Deed shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provisions of this Deed nor shall any waiver constitute a continuing waiver.

Section 17.                          Notice by Indemnitee.  Indemnitee agrees promptly to notify Adient in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or Criminal Proceeding or matter which may be subject to indemnification or advance of Expenses covered hereunder.  The failure of Indemnitee to so notify Adient shall not relieve Adient of any obligation which it may have to the Indemnitee under this Deed or otherwise, except to the extent that Adient is materially and adversely prejudiced by such failure.

Section 18.                          Notices.  All notices, requests, demands and other communications under this Deed shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)                                 If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to Adient.

(b)                                 If to Adient to:

Adient plc

833 East Michigan Street
Milwaukee, Wisconsin 53202
Attn: General Counsel
Email:

or to any other address as may have been furnished to Indemnitee by Adient.

Section 19.                          Applicable Law and Consent to Jurisdiction.  This Deed is to be governed by and construed in accordance with Irish law. Any matter, claim or dispute arising out of or in connection with this Deed, whether contractual or non-contractual, is to be governed by and determined in accordance with Irish law.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a), Adient and Indemnitee hereby irrevocably and unconditionally (i) agree that the courts of Ireland (the “Irish Court”) are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed, and any action or proceeding arising out of or in connection with this Deed shall be brought only in the Irish Court and not in any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Irish Court for purposes of any action or proceeding arising out of or in connection with this Deed and (iii) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Irish Court has been brought in an improper or inconvenient forum.  The Indemnitee irrevocably and unconditionally appoints to the extent such a party is not otherwise subject to service of process in Ireland,            as its agent in Ireland for the acceptance of legal process in connection with any action or proceeding against the Indemnitee with the same legal force and validity as if served upon such party personally within Ireland.

Section 20.                          The Act. Adient’s obligations under this Deed remain subject at all times to the provisions of section 235 of the Act.

Section 21.                          Identical Counterparts.  This Deed may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Deed.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Deed.  Signatures to this Deed transmitted by facsimile transmission, by electronic mail in “portable document format” (“pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures.

Section 22.                          Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of this Deed are inserted for convenience only and shall not be deemed to constitute part of this Deed or to affect the construction thereof.  Unless otherwise specified, references to a Section or clause refer to Sections or clauses of this Deed.  The word “including” and words of similar import shall mean “including without limitation” unless otherwise specified.  The word “or” shall not be exclusive.  Any reference to “days” means calendar days unless Business Days are expressly specified.

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IN WITNESS WHEREOF, the parties have caused this Deed to be executed and delivered as of the day and year first above written.

Given under the common seal of	)
Adient plc	)
the presence of:	)
	)	Authorized signatory

Executed as a deed by	)
in the presence of:	)	(Signature of individual)

Witness’s signature:

Witness’s name (print):

Witness’s occupation:

Witness’s address:

[Signature Page to Deed of Indemnity]